FINANCIAL CONSULTING AGREEMENT


         The parties to this Agreement are Donald & Co. Securities Inc., a New Jersey corporation (the "Consultant"), and The Source Information Management Company, a Missouri corporation (the "Company"). The Company intends to undertake a public offering of its securities (the "Offering") and desires to contract with the Consultant for certain financial services, and the Consultant is willing to render such services as hereinafter more fully set forth.

         THEREFORE, in consideration of the mutual agreements and covenants set forth in this Agreement, the parties agree as follows:

         1. Engagement of the Consultant. The Company hereby engages and retains the Consultant to render to the Company the financial services described in
Section 2 hereof (the "Financial Services") for the period of two years commencing on the consummation of the Offering (the "Consulting Period").

         2. Description of Financial Services. The Financial Services rendered by the Consultant hereunder shall consist of consultations with management of the Company which consultations management may from time to time request during the term of this Agreement, provided that the Consultant shall not be required to undertake duties not reasonably within the scope of the financial advisory or investment banking services contemplated by this Agreement. It is understood and acknowledged by the parties that the value of the Consultant's advice is not readily quantifiable, and that the Consultant shall be obligated to render advice upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time so doing. The Consultant's duties may include, but will not necessarily be limited to, providing recommendations concerning the following financial and related matters:

     A.   Disseminating   information   about  the  Company  to  the  investment
          community at large;

     B. Rendering advice and assistance in connection with the preparation of annual and interim reports and press releases;

     C.   Assisting in the Company's financial public relations;

     D. Arranging, on behalf of the Company, at appropriate times, meetings with securities analysts of major regional investment banking firms;

     E.   Rendering advice with regard to internal operations, including:

          1.   the formation of corporate goals and their implementation;


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          2.   the   Company's   financial   structure   and  its  divisions  or
               subsidiaries;

          3.   securing,   when  and  if  necessary  and  possible,   additional
               financing through banks and/or insurance companies; and

          4.   corporate organization and personnel; and

     F. Rendering advise with regard to any of the following corporate finance matters:

          1.   changes in the capitalization of the Company;
          2.   changes in the Company's corporate structure;
          3.   redistribution of holdings of the Company's stock;
          4.   offerings of securities in public transactions;
          5.   sales of securities in private transactions;
          6.   alternative uses of corporate assets;
          7.   structure and use of debt; and
          8.   sales of stock by insiders pursuant to Rule 144 or otherwise.


                  In addition to the foregoing, the Consultant agrees to furnish advice to the Company in connection with (i) the acquisition and/or merger of or with other companies, divestiture or any other similar transaction, or the sale of the Company itself (or any significant percentage, assets, subsidiaries or affiliates thereof) (a "Transaction"), and (ii) bank financings or any other financing from financial institutions (including but not limited to liens of credit, performance bonds, letters of credit, loans or other financings not provided for in Paragraph 4 hereof).

         3. Payment for Services Rendered. The Company agrees to pay the Consultant for the Financial Services hereunder the sum of $36,000 per annum; payable $3,000 per month in advance of each month commencing upon consummation of the Offering for the twenty four months subsequent to the consummation of the Offering. In addition, if the Company requests that the Consultant provide financial services to the Company not contemplated by this Agreement, the Consultant shall be compensated for such additional financial services in an amount agreed to by the Consultant and the Company.

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
         4. Additional Services. (a) In the event that any Transaction is directly originated by the Consultant during the term of this Agreement, the Company shall pay fees to the Consultant upon the consummation of such Transaction as follows:

         Consideration                             Fee

         $ -0- to $ 500,000               Minimum fee of $25,000
         $  500,000 to $5,000,000         5% of Consideration
         $5,000,000 or more               $250,000 plus 2-1/2% of the Consid-
                                          ration in excess of $5,000,000


         Notwithstanding anything to the contrary, the Company shall have no obligation to consummate any Transaction that is originated by the Consultant.

         Notwithstanding the provisions of Section 4 hereof, if the Company identifies the other party and seeks investment banking services to such a Transaction during the term of this Agreement, the Company shall engage the Consultant to render investment advisory services and shall pay fees to the Consultant to be mutually agreed upon.

         For the purposes of this Agreement, "Consideration" shall mean the total market value on the day of closing of stock, cash, assets and all other property (real or personal) exchanged or received, directly or indirectly by the Company or any of its security holders in connection with any transaction, including without limitation any amounts paid by the Company or any person or entity to holders of warrants, stock purchase rights, straight or convertible securities of the Company or any affiliate thereof, options or stock appreciation rights issued by the Company or any affiliate thereof, whether or not vested, and to holders of any other securities of any kind whatsoever of the Company, or pursuant to any employment agreement, royalty, consulting agreement, covenant not to compete, earnout or contingent payment right or similar arrangement, agreement or understanding, whether oral or written. Any co-broker retained by the Consultant shall be paid by the Consultant.

         In the event the Consultant originates a line of credit with an institutional lender, the Company and the Consultant will mutually agree on a satisfactory fee and the terms of payment of such fee; provided, however, that in the event the Company is introduced to a corporate partner in connection with a merger, acquisition or financing and a credit line is established directly in connection with such transaction no later than the closing date thereof, and, in any case, develops directly as a result of the introduction, the appropriate fee shall be the amount set forth in the schedule above. In the event the Consultant introduces the Company to a joint venture partner or customer and sales develop as a result of the introduction, the Company agrees to pay a fee of ten percent (10%) of the pre-tax income (before any deduction of interest charges or expenses) generated directly from this introduction during the first two years following the date of the first sale. Commission payments shall be paid on the

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15th day of each month following the receipt of customer's payment. In the event any adjustments are made to the total sales after the commission has been paid, the Company shall be entitled to an appropriate refund or credit against future payments due under this Agreement.

                  (b) Fees and expenses payable to the Consultant with regard to fairness opinions and evaluations, will be determined by mutual agreement at such time as the nature and terms of such financing are affirmed.

                  All fees to be paid pursuant to this Agreement, except as otherwise specified, are due and payable to the Consultant in cash at the closing or closings of any transaction specified in this Section 4. In the event that this Agreement shall not be renewed or if terminated for any reason notwithstanding any such renewal or termination, the Consultant shall be entitled to a full fee as provided under this Section 4 for any Transaction for which the discussions were initiated during the term of this Agreement and which is consummated within a period of twelve months after non-renewal or termination of this Agreement.

         5. Compensation for Out-of-Pocket Expenses. The Consultant shall be entitled to reimbursement by the Company of such reasonable, accountable out-of-pocket expenses as the Consultant may incur in performing Financial Services requested by the Company under this Agreement. Such reimbursement shall be in addition to any fees otherwise earned by the Consultant hereunder. Any expense in excess of $1,000 in any calendar month for which the Consultant shall be entitled to reimbursement hereunder shall be approved in advance by the Company.

         6. Nonexclusivity of this Agreement. The Company expressly understands and agrees that the Consultant shall not be prevented or barred from rendering services of the same nature as, or a similar nature to, those described herein, or of any nature whatsoever, for or on behalf of any person, firm, corporation or entity other than the Company. The Consultant understands and agrees that the Company shall not be prevented or barred from retaining other persons or entities to provide services of the same nature or similar nature as those described herein or of any nature whatsoever.

         7. Disclaimer of Responsibility for Acts of the Company. The obligations of the Consultant described in this Agreement consist solely of the furnishing of information and advice to the Company. In no event shall the Consultant be required by this Agreement to act as the agent of the Company or otherwise to represent or make decisions for the Company. All final decisions with respect to acts of the Company, its subsidiaries or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by the Consultant hereunder, shall be those of the Company or such subsidiaries or affiliates and the Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Company as a consequence of such decisions. Since the Consultant will be acting on behalf of the Company in connection with its engagement hereunder, the Company and the Consultant have entered into a separate indemnification agreement substantially in the form

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
attached hereto as Exhibit A and dated the date hereof, providing for the indemnification of the Consultant by the Company. The Consultant has entered into this Agreement in reliance on the indemnities set forth in such indemnification agreement.

         8. Termination. The Consultant may terminate this Agreement by giving notice to the Company, accompanied by the pro-rata share of the payment described in Section 3 hereof, based on the number of months remaining in the original term of this Agreement on the effective date of the termination, without interest. In the event of termination pursuant to this Section 8, neither party shall have any rights or obligations hereunder after the date of such termination except that the obligation of the Company to make any payment required with respect to Additional Financial Services performed by the Consultant prior to such termination shall continue in effect until such payment is made.

         Any termination pursuant to this Section 8 shall be effective at the close of business on the first day of the third month following the date of receipt of notice thereof by the receiving party.

         9. Confidentiality. The Consultant will not disclose to any other person, firm, or corporation, nor use for its own benefit, during or after the term of this Agreement, any trade secrets or other information designated as confidential by the Company which is acquired by the Consultant in the course of performing services hereunder. (A trade secret is information not generally known to the trade which gives the Company an advantage over its competitors. Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists and marketing plans.) Any financial advice rendered by the Consultant pursuant to this Agreement may not be disclosed publicly in any manner without the prior written approval of the Consultant. Any information, which (i) at or prior to the time of disclosure by the Company to the Consultant was generally available to the public through no breach of this Agreement, (ii) was available to the public on a nonconfidential basis prior to its disclosure by the Company to the Consultant or (iii) was made available to the public from a third party provided that such party did not obtain or disseminate such information in breach of any legal obligation of the Consultant shall not be deemed confidential information of the Company for purposes hereof.

         10. Amendment. No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by authorized representatives of all the parties to this Agreement.

         11. Waiver. Any of the terms and conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of the provision or of any other provision hereof.

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
         12. Severability. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

         13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

         14. Notices. All notices, requests, payments, instructions, claims or other communications hereunder shall be in writing and shall be deemed to be given or made when delivered by first-class, registered or certified mail to the following address or addresses or such other address or addresses as the parties may designate in writing in accordance with this Section:


      If to the Company:    11644 Lilburn Park Road
                            St. Louis, Missouri 63146
                            Attention: S. Leslie Flegel, Chief Executive Officer

      If to the Consultant: Park Avenue Tower
                            65 East 55th Street, 12th Floor
                            New York, New York  10022
                            Attention: Stephen A. Blum, President


         15. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that this Agreement shall not be binding on or inure to the benefit of any successor or assign of the Consultant where, as a result of such succession or assignment, control of the entity which would otherwise succeed to the rights and obligations of this Agreement is materially different from the control of the entity having such rights and obligations prior to such succession or assignment.

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



         16. Execution in Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.


Dated as of October       , 1997


                                        THE SOURCE INFORMATION MANAGEMENT
                                        COMPANY



                                         By:
                                             S. Leslie Flegel
                                             Chief Executive Officer



                                         DONALD & CO. SECURITIES INC.



                                         By:
                                            Stephen A. Blum,
                                            President

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
                                                    __________, 1997



Donald & Co. Securities Inc.
Park Avenue Tower
65 East 55th Street
New York, New York  10022

Attention: Stephen A. Blum

Gentlemen:

         In connection with our engagement of Donald & Co. Securities Inc. (the "Consultant") as our financial advisor and investment banker, we hereby agree to indemnify and hold the Consultant and its affiliates, and their respective directors, officers, shareholders, agents and employees of the Consultant (collectively, the "Indemnified Persons"), harmless from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including reasonable fees and expenses of counsel) which are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by us, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the engagement of the Consultant hereunder or, (B) otherwise related to or arising out of Consultant's activities on our behalf under the Consultant's engagement hereunder, and we shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding (collectively a "Claim"), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. We will not, however, be responsible for any Claim which is finally judicially determined to have resulted exclusively from the gross negligence or willful misconduct of any person seeking indemnification hereunder. We further agree that no Indemnified Person shall have any liability to us for or in connection with the Consultant's engagement except for any Claim incurred by us solely as a direct result of any Indemnified Person's gross negligence or willful misconduct.

         We further agree that we will not, without prior written consent of the Consultant, settle, compromise or consent to the entry of any judgment in any


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pending or threatened  Claim in respect of which  indemnification  may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes a legally binding, unconditional, and irrevocable release of each Indemnified Person hereunder from any and all liability arising out of such Claim. Anything to the contrary herein notwithstanding, we shall have no indemnification obligations hereunder in connection with the settlement of any claim without our prior written consent.

         Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify us in writing of such complaint or of such assertion or institution but failure to so notify us shall not relieve us from any obligation we may have hereunder, unless and only to the extent such failure results in the forfeiture by us of substantial rights and defenses, and will not in any event relieve us from any other obligation or liability we may have to any Indemnified Person otherwise than under this Agreement. If we so elect or are requested by such Indemnified Person, we will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of the reasonable fees and expenses of such counsel. In the event, however, that such Indemnified Person reasonably determines in its sole judgment that having common counsel would present such counsel with a conflict of interest or such Indemnified Person concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to us, then such Indemnified Person may employ its own separate counsel to represent or defend it in any such Claim and we shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if we fail timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert cross claims or counterclaims, or otherwise protect against the same, and shall be fully indemnified by us therefor, including without limitation, for the fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In any Claim in which we assume the defense, the Indemnified Person shall have the right to participate in such defense and to retain its own counsel therefor at its own expense.

         We agree that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason, then (whether or not the Consultant is the Indemnified Person) we and the Consultant shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to us, on the one hand, and the Consultant on the other, in connection with the Consultant's engagement hereunder, subject to the limitation that in no event shall the amount of the Consultant's contribution to such Claim exceed the amount of fees actually received by the Consultant from us pursuant to the Consultant's engagement. We hereby agree that the relative benefits to us, on the one hand, and the Consultant on the other, with respect to the Consultant's engagement hereunder shall be deemed to be in the same proportion as (a) the total value

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

paid or proposed to be paid or received by us or our stockholders as the case may be, pursuant to the transaction (whether or not consummated) for which the Consultant is engaged to render services bears to (b) the fee paid or proposed to be paid to the Consultant in connection with such agreement.

         Our indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Person may have at law or at equity.

         We hereby consent to personal jurisdiction and service of process and venue in any court in which any claim for indemnity is brought by any Indemnified Person.

         It is understood that, in connection with the Consultant's engagement, the Consultant may be engaged to act in one or more additional capacities and that the terms of the original engagement or any such additional engagement may be embodied in one or more separate written agreements. The provisions of this Agreement shall apply to the original engagement, any such additional engagement and any modification of the original engagement or such additional engagement and shall remain in full force and effect following the completion or termination of the Consultant's engagement(s).

                                     Very truly yours,

                                     THE SOURCE INFORMATION
                                     MANAGEMENT COMPANY

                                     By:
                                        S. Leslie Flegel
                                        Chief Executive Officer


Confirmed and Agreed to:

DONALD & CO., SECURITIES INC.

By:
       Stephen A. Blum, President


Dated: As of __________, 1997


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